 United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 15, 2021

Date of Report (Date of earliest event reported)

Roth CH Acquisition II Co.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39795	83-3584204
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

888 San Clemente Drive, Suite 400 Newport Beach, CA	92660
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 720-5700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ROCC	The Nasdaq Stock Market LLC
Warrants	ROCCW	The Nasdaq Stock Market LLC
Units	ROCCU	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On February 15, 2021, Roth CH Acquisition II Co. (“ROCC”) entered into a mutually exclusive non-binding letter of intent (the “Letter of Intent”) with a target company (“Target Company”) for a potential business combination which would qualify as its initial business combination (the “Business Combination”).

Under the terms of the Letter of Intent, ROCC and Target Company intend to enter into a definitive agreement pursuant to which ROCC and Target Company would combine, with the former equityholders of both entities (following the completion of the Business Combination) holding equity in the combined publicly listed company. The completion of the Business Combination is subject to the completion of due diligence to ROCC’s satisfaction, the negotiation and execution of definitive documentation and satisfaction of the conditions contained therein, including (i) completion of any required stock exchange and regulatory review and (ii) approval of the transaction by ROCC’s stockholders and the Target Company’s stockholders. Accordingly, no assurances can be made by either party that the parties will successfully negotiate and enter into a definitive agreement, or that the proposed transaction will be consummated on the terms or timeframe currently contemplated, or at all.

Additional Information and Where to Find It

If a definitive agreement is entered into in connection with the proposed Business Combination, ROCC will prepare a proxy statement/prospectus (the “ROCC proxy statement/prospectus”) to be filed with the United States Securities and Exchange Commission (the “SEC”) and mailed to its stockholders. ROCC urges its investors and other interested persons to read, when available, the ROCC proxy statement/prospectus, as well as other documents filed with the SEC, because these documents will contain important information about the proposed Business Combination. The proxy statement statement/prospectus, once available can be obtained, without charge, at the SEC’s web site (http://www.sec.gov).

Participants in the Solicitation

ROCC and its respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of ROCC stockholders in connection with the proposed Business Combination. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of ROCC’s directors and officers. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to ROCC’s stockholders in connection with the proposed Business Combination will be set forth in the proxy statement/prospectus for the proposed Business Combination when available. Information concerning the interests of ROCC’s participants in the solicitation, which may, in some cases, be different than those of ROCC’s equityholders generally, will be set forth in the proxy statement/prospectus relating to the proposed Business Combination when it becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 26, 2021

ROTH CH ACQUISITION II CO.

By:	/s/ Byron Roth
Name:	Byron Roth
Title:	Chief Executive Officer